Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (the “Agreement”) is between Craig Millian (“Millian”) and Corbus Pharmaceuticals Holdings, Inc. (“Company”), and memorializes the separation of Millian’s employment, including the severance he will receive if he (a) signs and returns this Agreement to the Company on April 14, 2023 (the “Separation Date”) , (b) does not revoke his acceptance within seven days of his acceptance, and (c) complies with all of the other terms of this Agreement. By signing and not revoking this Agreement, the parties will be entering into a binding agreement and agreeing to the terms and conditions in the numbered sections below, including the release of claims in Section 3. Millian is being provided a copy of this Agreement in advance as a courtesy but it should not be signed and returned until the Separation Date.

1.
Last Day of Employment. Millian and Company are parties to a Second Amended and Restated Employment Agreement dated as of April 11, 2022 (the “Employment Agreement”). By mutual agreement of the parties, Millian’s last day of employment with the Company will be the Separation Date. Millian’s active participation in the Company’s group health insurance plan(s), if applicable, will end on April 14, 2023. Coverage under any other group benefit plans or programs in which Millian participated, if any, will end on the Separation Date. Regardless of whether Millian enters into this Agreement, Millian may have the right to continue the medical and/or dental insurance coverage that he had in effect as of the Separation Date (generally for up to 18 months) under COBRA. Millian will receive COBRA notices and information about his 401(k) account (if any), in separate letters. If Millian had group life insurance, Millian also will receive information about the option to convert this coverage to an individual policy.

2. Consideration. If Millian chooses to sign and return this Agreement within the required time-period, does not revoke his acceptance, and abides by all of the other terms of this Agreement, the Company agrees to provide Millian with (a) continuation of his regular base salary at a rate of $445,630, if annualized, for twelve months; (b) provided Millian timely elects COBRA, Company will reimburse Millian for his COBRA premiums for twelve months; and (c) Company will grant Employee an extension of the period of time that Employee may exercise any vested stock options as of the Separation Date for eighteen months from the Separation Date, with more specific information about this to follow under separate cover. Millian acknowledges that the amounts offered above exceed the amounts Millian would otherwise be entitled to receive and that the Company would not agree to provide Millian with this payment without his general release of claims and other promises in this Agreement. Millian agrees that this payment constitutes good and valuable consideration for the general release of claims and other promises in this Agreement. In the event the Change of Control provisions set forth in the Employment Agreement are implicated, the amounts in this Section 2 will be deemed modified accordingly; provided, however, that no modifications shall be made for, and Change of Control shall not include, any transaction or series of transactions principally undertaken for bona fide equity financing purposes.

3. General Release of Claims In exchange for the consideration in Section 2, Millian (for himself and his heirs, executors, administrators, beneficiaries, personal representatives and assigns) hereby completely, forever, irrevocably and unconditionally releases and discharges, to the maximum extent permitted by law, the Company, the Company’s past, present and future parent organizations, subsidiaries and other affiliated entities, related companies and divisions and each of their respective past, present and future officers, directors, employees, shareholders, trustees, members, partners, attorneys and agents (in each case, individually and in their official capacities) and each of their respective employee benefit plans (and such plans’ fiduciaries, agents, administrators and insurers, individually and in their official capacities), as well as any predecessors, future successors or assigns or estates of any of the foregoing and any professional employer organization, (all, collectively, the “Released Parties”) from any and all claims, actions, charges, controversies, causes of action, suits, rights, demands, liabilities, obligations, damages, costs, expenses, attorneys’ fees, damages and obligations of any kind or character whatsoever, that Millian ever had, now has or may in the future claim to have by reason of any act, conduct, omission, transaction, agreement, occurrence or any other matter whatsoever occurring up to and including the date that Millian signs and returns this Agreement. This general release of claims includes, without limitation, any and all claims:

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of discrimination, harassment, retaliation, or wrongful termination;
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for breach of contract (including but not limited to the Employment Agreement), whether oral or written (express or implied), breach of covenant of good faith and fair dealing (express or implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel or slander, negligence, assault, battery, invasion of privacy, personal injury, compensatory or punitive damages, or any other claim for damages or injury of any kind whatsoever;
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for violation or alleged violation of any federal, state or municipal statute, rule, regulation or ordinance, including, but not limited to, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Fair Credit Reporting Act, the Genetic Information Nondiscrimination Act, the Worker Adjustment and Retraining Notification Act, the Family & Medical Leave Act, the Sarbanes-Oxley Act of 2002, the federal False Claims Act, the Massachusetts Law Prohibiting Unlawful Discrimination, the Massachusetts Discriminatory Wage Rates Penalized Law, the Massachusetts right to be Free from Sexual Harassment Law, the Massachusetts Discrimination Against Certain Persons on Account of Age Law, and the Massachusetts Equal Rights Law, in each case as such laws have been or may be amended;
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for employee benefits, including, without limitation, any and all claims under the Employee Retirement Income Security Act of 1974 (excluding COBRA);
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to any non-vested claim to ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options;
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arising out of or relating to any promise, agreement, offer letter, contract (whether oral, written, express or implied), understanding, personnel policy or practice, or employee handbook;

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relating to or arising from Millian’s employment with the Company, the terms and conditions of that employment, and the termination of that employment, including, without limitation any and all claims for discrimination, harassment, retaliation or wrongful discharge under any common law theory, public policy or any federal, state, or local statute or ordinance not expressly listed above; and
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any and all claims for monetary recovery, including, without limitation, attorneys' fees, experts' fees, expenses, costs and disbursements.

Millian expressly acknowledges that this general release of claims includes any and all claims arising up to and including the date Millian signs and returns this Agreement which Millian has or may have against the Released Parties, whether such claims are known or unknown, suspected or unsuspected, asserted or unasserted, disclosed or undisclosed. By signing this Agreement, Millian expressly waives any right to assert that any such claim, demand, obligation or cause of action has, through ignorance or oversight, been omitted from the scope of this release and Millian further waives any rights under statute or common law principles that otherwise prohibit the release of unknown claims.

This general release of claims does not apply to, waive or affect: any rights or claims that may arise after the date Millian signs and returns this Agreement; any claim for workers’ compensation benefits (but it does apply to, waive and affect claims of discrimination and/or retaliation on the basis of having made a workers’ compensation claim); claims for unemployment benefits or any other claims or rights that by law cannot be waived in a private agreement between an employer and employee; or Millian’s rights to any vested benefits to which Millian is entitled under the terms of the applicable employee benefit plan (the “Excluded Claims”). This general release of claims also does not apply to, waive, affect, limit or interfere with Millian’s preserved rights described in Section 10 below.

4. Waiver of Claims under ADEA; Time to Consider/Revoke. Millian acknowledges, understands and agrees that the general release of claims above includes, but is not limited to, a waiver and release of all claims that Millian may have under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”) arising up to and including the date that Millian signs and returns this Agreement. As required by the Older Workers Benefit Protection Act of 1990, Millian is hereby advised that:

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Millian is not waiving any rights or claims under the ADEA that may arise after the date Millian signs and returns this Agreement;
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Millian should consult with an attorney of Millian’s choice concerning Millian’s rights and obligations under this Agreement before signing this Agreement;
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Millian should fully consider this Agreement before signing it;
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nothing in this Agreement prevents or precludes Millian from challenging (or seeking a determination of) the validity of the waiver under the ADEA;
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Millian has at least 21 days from the date Millian received this Agreement to consider whether or not Millian wants to sign it. Millian may use as much or as little of the review period as Millian wishes before deciding whether or not to sign this Agreement;

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if Millian does not sign and return this Agreement within the required time period, then the Company’s offer to provide Millian with the severance payment described above will automatically terminate;
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at any time within seven (7) days after signing this Agreement, Millian may change his mind and revoke his acceptance of this Agreement. To be effective, Millian’s revocation must be in writing and either hand-delivered or sent electronically to the Company within the 7-day period;
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this Agreement is not effective or enforceable until (and if) the revocation period has passed without a revocation;
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if Millian exercises his right to revoke, this Agreement (including, without limitation, the Company’s offer to provide Millian with the severance payment described and Millian’s release of claims above) will not be enforceable; and
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if Millian does not revoke his acceptance of this Agreement, the eighth day following the date that Millian signs this Agreement will be the effective date (the “Effective Date”).

5. No Pending Claims. Millian represents and warrants that he has no charges, lawsuits, or actions pending in his name against any of the Released Parties relating to any claim that has been released in this Agreement. Millian also represents and warrants that he has not assigned or transferred to any third party any right or claim against any of the Released Parties that Millian has released in this Agreement.

6. Covenant not to Sue. Except as provided in Section 10 below, Millian covenants and agrees that Millian will not report, institute or file a charge, lawsuit or action (or encourage, solicit, or voluntarily assist or participate in, the reporting, instituting, filing or prosecution of a charge, lawsuit or action by a third party) against any of the Released Parties with respect to any claim that has been released in this Agreement.

7. Cooperation with Investigations/Litigation. Millian agrees, at the Company’s request, to reasonably cooperate, by providing truthful information, documents and testimony, in any Company investigation, litigation, arbitration, or regulatory proceeding regarding events that occurred during Millian’s employment with the Company. Millian’s requested cooperation may include, for example, making himself reasonably available to consult with the Company’s counsel, providing truthful information and documents, and appearing to give truthful testimony. The Company will, to the extent permitted by applicable law and court rules, reimburse Millian for reasonable out-of-pocket expenses that Millian incurs in providing any requested cooperation, so long as Millian provides advance written notice to the Company of Millian’s request for reimbursement and provides satisfactory documentation of the expenses. Nothing in this section is intended to, and shall not, preclude or limit Millian’s preserved rights described in Section 10 below.

8. Non-Disclosure Obligations. Millian acknowledges his obligation to keep confidential, and to not disclose or use (and agree to keep confidential and not disclose or use) any and all non-public information concerning the Company that Millian acquired during the course of Millian’s employment (such as non-public information about the Company’s business affairs, prospects and financial condition), unless such disclosure is made in response to a subpoena, other legal process, valid governmental inquiry or otherwise required by law or is reasonably necessary to exercise Millian’s preserved rights under Section 10. Millian also acknowledges and reaffirms, and agrees to comply with all surviving terms of the Employment Agreement, which remain in full force and effect.

9. Return of Company Documents and Other Property. Millian agrees that he will immediately disclose to the Company all passwords necessary or desirable to enable the Company to access all information which Millian has password-protected on any of its computer equipment, on its computer network or system, or on any accounts that Millian used for the Company’s benefit during Millian’s employment (including, but not limited to, Slack and cloud). In addition, Millian confirm that Millian has returned to the Company any and all Company documents, materials and information (whether in hardcopy, on electronic media or otherwise) related to Company business and/or containing any non-public information concerning the Company, as well as all equipment, keys, access cards, credit cards, computers, computer hardware and software, electronic devices and any other Company property in Millian’s possession, custody or control. Millian also represents and warrants that he has not retained copies of any Company documents, materials or information (whether in hardcopy, on electronic media or otherwise).

10. Preserved Rights: This Agreement is not intended to, and shall not, in any way prohibit, limit or otherwise interfere with:

(a) Millian’s protected rights under federal, state or local law to without notice to the Company: (i) communicate or file a charge with a government regulator; or (ii) participate in an investigation or proceeding conducted by a government regulator; provided, however, Millian will not be entitled to any individual relief in connection with such charge, complaint, investigation, or proceeding. For the avoidance of doubt, nothing herein shall be construed to prevent or limit Millian from receiving an award paid by a government regulator for providing information to any governmental authority concerning any suspected violation of law;

(b) Millian’s protected right to test in any court, under the Older Workers Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights under ADEA in this Agreement; or

(d) Millian’s or the Company’s right to enforce the terms of this Agreement and to exercise Millian’s rights relating to any other Excluded Claims.

11. No Other Pay or Benefits. Millian acknowledges and agrees that except as provided herein, Millian has been paid for all work performed including, without limitation, all salary/wages, bonuses, overtime, commissions, unused vacation time, and/or any other forms of compensation due to Millian up through the Effective Date. Millian acknowledges and agrees that, except for Company’s obligation to provide the payment and benefits under Section 2 of this Agreement, Millian is entitled to no other payments or benefits whatsoever and the Released Parties have no further obligations to Millian whatsoever, whether arising out of Millian’s employment with the Company, the Employment Agreement, Millian’s separation from the Company, or otherwise.

12. No Admission. Nothing contained in this Agreement will constitute or be treated as an admission by Millian, the Company or any of the other Released Parties of any liability, wrongdoing or violation of law.

13. Miscellaneous

(a) This Agreement and all surviving terms of the Employment Agreement contain the entire agreement and understanding between Millian and the Company concerning the subject matter of this Agreement and supersedes any and all prior agreements or understandings (both written and oral) between Millian and the Company concerning the subject matter of this Agreement. This Agreement may only be modified by a written document signed by Millian and an authorized officer of the Company.

(b) This Agreement shall inure to the benefit of the Company and the other Released Parties and shall be binding upon the Company and its successors and assigns. This Agreement also shall inure to the benefit of, and be binding upon, Millian and Millian’s heirs, executors, administrators, trustees and legal representatives. This Agreement is personal to Millian and Millian may not assign or delegate Millian’s rights or duties under this Agreement, and any such assignment or delegation will be null and void.

(c) The provisions of this Agreement are severable. If any provision in this Agreement is held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement will remain in full force and effect and the invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

(d) The Company and Millian shall each bear their own costs, fees (including, without limitation, attorneys’ fees) and expenses in connection with the negotiation, preparation and execution of this Agreement.

(e) The failure of the Company to seek enforcement of any provision of this Agreement in any instance or for any period of time shall not be construed as a waiver of such provision or of the Company’s right to seek enforcement of such provision in the future.

(f) This Agreement will be governed and interpreted under the laws of the Commonwealth of Massachusetts, without giving effect to choice of law principles.

(g) Given the full and fair opportunity provided to each party to consult with their respective counsel regarding the terms of this Agreement, ambiguities shall not be construed against either party by virtue of such party having drafted the subject provision.

(h) The headings in this Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement.

14. Opportunity to Review. Millian represents and warrants that he:

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has had sufficient opportunity to consider this Agreement;
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has carefully read this Agreement and understands all of its terms;
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is not incompetent and has not had a guardian, conservator or trustee appointed;
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has entered into this Agreement of Millian’s own free will and volition and that, except for the promises expressly made by the Company in this Agreement, no other promises or agreements of any kind have been made to Millian by any person or entity whatsoever to cause Millian to sign this Agreement;
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understand that Millian is responsible for Millian’s own attorneys’ fees and costs;
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has been advised and encouraged by the Company to consult with Millian’s own independent counsel before signing this Agreement;
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has had the opportunity to review this Agreement with counsel of Millian’s choice or has chosen voluntarily not to do so;
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Millian was given at least 21 days to review this Agreement before signing it and understands that Millian was free to use as much or as little of the review period as Millian wished or considered necessary before deciding to sign it; and
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understands that this Agreement is valid, binding, and enforceable against Millian and the Company according to its terms.

Millian is being provided this Agreement in advance but it should not be signed and returned until the Separation Date.

Corbus Pharmaceuticals Holdings, Inc. Millian:

By: /s/ Sean Moran By: /s/ Craig Millian

Name: Sean Moran Craig Millian

Title: CFO

Dated: April 24, 2023 Dated: April 14, 2023